UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, DC 20549
______________
FORM 8-K

CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d) OF
THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): June 3, 2013
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Power Integrations, Inc.
(Exact name of Registrant as specified in its charter)
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Delaware	000-23441	94-3065014
(State or other jurisdiction	(Commission	(IRS Employer
of incorporation)	File Number)	Identification No.)

5245 Hellyer Avenue
San Jose, California 95138-1002
(Address of principal executive offices)

(408) 414-9200
(Registrant's telephone number, including area code)
______________

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):
[ ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
[ ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
[ ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
[ ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.07.     Submission of Matters to a Vote of Security Holders
Power Integrations, Inc. held its Annual Meeting of Stockholders on June 3, 2013. The following is a brief description of each matter voted upon at the Annual Meeting, as well as the final tally of the number of votes cast for or against each matter, and the number of abstentions and broker non-votes with respect to each matter.
1. Power Integrations' stockholders elected each of the directors proposed by Power Integrations for re-election, to serve until Power Integrations' 2014 Annual Meeting of Stockholders or until his respective successor has been elected and qualified. The tabulation of votes on this matter was as follows:

Nominee	Shares Voted For	Shares Withheld
Balu Balakrishnan	26,578,051	228,560
Alan D. Bickell	25,966,051	840,560
Nicholas E. Brathwaite	26,517,097	289,514
William L. George	26,095,844	710,767
Balakrishnan S. Iyer	19,099,397	7,707,214
E. Floyd Kvamme	26,555,207	251,404
Steven J. Sharp	26,559,146	247,465

There were 1,233,816 broker non-votes for this proposal.

2. Power Integrations' stockholders approved, on an advisory basis, a resolution approving the compensation of Power Integrations' named executive officers, as disclosed in Power Integrations' proxy statement. The tabulation of votes on this matter was as follows:

Shares voted for:	25,448,666
Shares voted against:	1,193,227
Shares abstaining:	164,718
Broker non-votes	1,233,816

3. Power Integrations' stockholders ratified the selection of Deloitte & Touche LLP as the independent registered public accounting firm of Power Integrations for its fiscal year ending December 31, 2013. The tabulation of votes on this matter was as follows:

Shares voted for:	26,387,219
Shares voted against:	1,602,236
Shares abstaining:	50,972
Broker non-votes	0

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Power Integrations, Inc.

By:	/s/ Sandeep Nayyar
	Name:	Sandeep Nayyar
	Title:	Chief Financial Officer

 Dated:  June 5, 2013